UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2016
Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
____________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2016, the Board of Directors (“Board”) of the Federal Home Loan Bank of Dallas (“Bank”), acting upon a recommendation from its Compensation and Human Resources Committee, approved certain amendments to the Bank’s 2014, 2015 and 2016 Long-Term Incentive Plans and the Bank’s 2016 short-term incentive plan known as the Variable Pay Program or VPP (each individually a “Plan” and collectively the “Plans”), subject to the review of the Federal Housing Finance Agency (“FHFA”). On August 3, 2016, the FHFA informed the Bank that it did not object to these amendments. As a result, the amendments became effective on August 3, 2016.
Each of the Plans was amended to include a clawback provision whereby if, within three years after an incentive has been paid or calculated as owed to a participant who is a voting member of the Bank’s Executive Management Committee (“EMC”), it is discovered that such amount was based upon the achievement of financial or operational goals within the Plan that are subsequently deemed by the Bank to be inaccurate, misstated or misleading, the Board will review such incentive amounts paid or owed. Among other executive officers, each of the named executive officers identified in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 10-K”) is a voting member of the Bank’s EMC.
If the Board determines that an incentive amount paid or considered owed to a participant (the “Awarded Amount”) would have been a lower amount when calculated in the absence of the inaccurate, misstated and/or misleading achievement of financial or operational goals (the “Adjusted Amount”), the Board may, except as provided below, seek to recover to the fullest extent possible the difference between the Awarded Amount and the Adjusted Amount (the “Undue Incentive Amount”).
The Board may decide not to seek recovery of the Undue Incentive Amount if it determines that doing so would be unreasonable or contrary to the interests of the Bank. In making such determination, the Board may take into account such factors as it deems appropriate including, but not limited to: (i) whether the Undue Incentive Amount has an immaterial impact on the Bank; (ii) whether the participant engaged in any intentional or unlawful misconduct that contributed to the inaccurate, misstated and/or misleading information; (iii) whether the change in the applicable achievement level was a result of circumstances beyond the control of management; (iv) the likelihood of success in recovering the claimed Undue Incentive Amount under governing law and the cost and effort likely in the recovery efforts; and (v) whether seeking recovery could prejudice the interests of the Bank. The decision by the Board to seek recovery of an Undue Incentive Amount need not be uniform among all participants. The authority of the Board under this provision may be delegated to its Compensation and Human Resources Committee.
If the Board determines to seek recovery from a participant of any or all of the Undue Incentive Amount (the “Recovery Amount”), it will make a written demand to the participant for repayment of the Recovery Amount. If the participant does not provide repayment of the Recovery Amount within a reasonable period after receiving the written demand, and the Board determines that the participant is unlikely to do so, the Board may seek a court order requiring payment of the Recovery Amount by the participant.
In addition, eligibility for executive management participation in the Bank’s 2014 and 2015 Long-Term Incentive Plans was expanded to include officers at the time they became a voting member of the Bank’s EMC through hiring or promotion. Previously, officers were not eligible to participate in the Bank’s long-term incentive compensation plan for executives until their first full year as an executive officer. As a result of this expanded eligibility, Sanjay Bhasin (the Bank’s President and Chief Executive Officer), Kalyan Madhavan (the Bank’s Executive Vice President and Group Head, Members and Markets), and Jibo Pan (the Bank’s Executive Vice President and Head of Capital Markets) will participate in the 2014 Long-Term Incentive Plan (“2014 LTIP”) on a pro rata basis from the dates that each officer joined the Bank. Mr. Bhasin joined the Bank on May 12, 2014 and Messrs. Madhavan and Pan each joined the Bank on August 11, 2014.
Prior to their inclusion in the 2014 LTIP, the 2016 incentive opportunities for Messrs. Bhasin, Madhavan and Pan would have been based solely on the results of the VPP goal achievement for 2016. The threshold, target and maximum awards that could have been earned by these executives under the 2016 VPP absent their inclusion in the 2014 LTIP are presented in the 2015 10-K. As pro rata participants in the 2014 LTIP, their 2016 VPP award opportunities will be reduced. However, when the incentive opportunities under the 2016 VPP and 2014 LTIP are combined, Messrs. Bhasin, Madhavan and Pan will have the opportunity in 2016 to earn incentives over and above those disclosed in the 2015 10-K if the overall LTIP goal achievement is at least 80 percent. If the overall LTIP goal achievement for the 2014-2016 performance period is equal to or greater than 80 percent but less than 90 percent, Messrs. Bhasin, Madhavan and Pan could earn additional incentives totaling approximately $56,000, $34,000 and $26,000, respectively. If, for the 2014-2016 performance period, the overall LTIP goal achievement is equal to or greater than 90 percent, Messrs. Bhasin, Madhavan and Pan could earn additional incentives totaling approximately $84,000, $52,000 and $39,000, respectively.
The 2016 incentive compensation opportunities for the Bank’s other two named executive officers, Tom Lewis (the Bank’s Executive Vice President and Chief Financial Officer) and Paul Joiner (the Bank’s Executive Vice President and Chief Strategy Officer), were unaffected by the amendment regarding long-term incentive plan participation.
The foregoing summary of the incremental incentive opportunities for Messrs. Bhasin, Madhavan and Pan is qualified in its entirety by: (1) the terms of the Amendment to Federal Home Loan Bank of Dallas Incentive Plans, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein; (2) the terms of the 2014 LTIP, the form of which was filed as Exhibit 10.1 to the Bank’s Current Report on Form 8-K dated March 28, 2014 and filed with the Securities and Exchange Commission (“SEC”) on April 3, 2014, which terms are incorporated herein by reference; and (3) the discussion of the Bank’s 2016 VPP and 2014 LTIP as it applies to executive officers who participate in both plans, as set forth in Item 11 of the Bank’s 2015 10-K, which discussion is incorporated herein by reference. The Bank’s 2015 10-K was filed with the SEC on March 22, 2016.

Item 9.01 Financial Statements and Exhibits.
Exhibits
10.1    Amendment to Federal Home Loan Bank of Dallas Incentive Plans, effective as of August 3, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

August 9, 2016	By:	/s/ Tom Lewis

Name: Tom Lewis
Title: Executive Vice President and Chief Financial Officer

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